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                                                                  Exhibit 10.3


                                LICENSE AGREEMENT


                  LICENSE AGREEMENT, dated as of June 16 , 1999 (the "License Agreement"), by and between Consorcio G Grupo Dina, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Licensor"), and MCII Holdings (USA), Inc., a Delaware corporation ("Licensee").

                               W I T N E S S E T H

                  WHEREAS, Licensor is the owner of the trademark, trade name and service mark "Dina", including the registrations therefor, set forth on SCHEDULE A hereto (the "Name");

                  WHEREAS, Licensor is the owner of the Patents (as hereinafter defined);

                  WHEREAS, the Licensor has been utilizing the Name and the Patents in connection with the Business (as hereinafter defined);

                  WHEREAS, pursuant to the Investment Agreement (the "Investment Agreement") dated as of June 11, 1999 by and among Joseph Littlejohn & Levy Fund III, L.P. ("JLL"), CIBC WG Argosy Merchant Fund 2, L.L.C. ("CIBC Argosy"), Co-Investment Merchant Fund 3, LLC ("CMF") and Licensor, JLL, CIBC Argosy and CMF, among other things, purchased certain securities of the Licensee (the "Investment") and, simultaneously therewith, the Licensee repurchased from Licensor certain outstanding securities of the Licensee owned by the Licensor;

                  WHEREAS, pursuant to the Investment Agreement, Licensor agreed to grant to Licensee a license to utilize the Name and the Patent in connection with the Business upon the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, agreements and conditions contained herein, and intending to be legally bound hereby, the parties agree as set forth below.

                  1.       DEFINITIONS.

                  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Investment Agreement.

                  2.       GRANT OF LICENSES.

                           (a)  Upon the terms and subject to the conditions
set forth herein, Licensor hereby grants to Licensee a perpetual, exclusive and royalty-free right and license in each of the United States of America, Mexico, Canada, Argentina and Brazil (collectively, the "Territory") and in each other jurisdiction in which the Licensor has or acquires the right to use the Name, with right of sublicense to affiliates, to use the Name in connection with the Business; PROVIDED, HOWEVER, that in the event of a sale of Licensee to a competitor of Dina Camiones, S.A. de C.V., the right to use the Name in connection with the operation of the Business in Mexico shall terminate.

                           (b) Upon the terms and subject to the conditions set
forth herein, Licensor hereby grants to Licensee a perpetual, exclusive and royalty-free right and license, with right of sublicense to affiliates, to make, use, offer to sell or sell any patented invention or import any patented invention during the term therefor as set forth on SCHEDULE B, including any continuation, divisional, reissue or continuation in part thereof (the "Patents") in each of the United States and Canada, and in each other jurisdiction in which the Licensor has or acquires rights to the Patents.

                           (c) Upon the request of Licensee, Licensor shall use
commercially reasonable efforts to register the Name and/or the Patents in each jurisdiction identified by the Licensee.

                  3.       USE OF NAME.

                  Licensee shall use the Name in substantially the same form and manner that the Name currently is used in connection with the Business. Licensee undertakes to comply with all laws, rules and regulations pertaining to the use of the Name, and agrees to apply appropriate statutory notice of registration where applicable. In the event Licensee desires to use the Name in a substantially different form or manner than the Name is currently used in connection with the Business, Licensee may request Licensor's consent to such use, which consent shall not be unreasonably withheld or delayed.

                  4.       INFRINGEMENT AND MAINTENANCE.


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                  Licensee shall notify Licensor of any threatened or actual unauthorized use, infringement or dilution of the Name or the Patents which may come to Licensee's attention. Licensor shall have the sole initial right to determine whether or not any action shall be taken with respect to such unauthorized use, infringement or dilution, and the nature of the action to be taken. In the event that Licensor determines that litigation should not be commenced, or Licensor fails to commence litigation within a reasonable time after notice by Licensee, Licensee or any sublicensee may commence, but shall not be obligated to commence, such litigation. Each party agrees to cooperate fully with the other in the conduct of any such litigation. Any recovery obtained as a result of any lawsuit for infringement, unauthorized use or dilution of the Name or the Patents shall belong to the party commencing such action, net of reimbursement to the other party hereto for its reasonable expenses, if any, incurred in connection with such suit.

                  5.       OWNERSHIP.

                           (a)      Licensor represents and warrants that it is
the owner of the Name in the Territory, and that it has the right to grant an exclusive license in the Territory pursuant to Section 2(a) of this License Agreement.

                           (b)      Licensor represents and warrants that it is
the owner of the Patents, and that it has the right to grant an exclusive license pursuant to Section 2(b) of this License Agreement.

                           (c)      Licensee acknowledges that Licensor is the
owner of the Name and the Patents, that use of the Name or the Patents by Licensee shall not create in Licensee's favor any ownership interest therein.

                  6.       NOTICES.

                  All notices, requests, demands, waivers and other communications required or permitted to be given under this License Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by mail (certified or registered mail, return receipt requested) or by facsimile transmission (receipt of which is confirmed):

If to Licensee, to:

                  MCII Holdings (USA), Inc.
                  c/o Motor Coach Industries International, Inc.


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                  10 East Golf Road
                  Des Plaines, Illinois  60016
                  Attention: Timothy J. Nalepka, Esq.
                  Facsimile No.:(847) 299-6773

with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  One Rodney Square
                  Wilmington, Delaware 19801
                  Attention:  Robert B. Pincus, Esq.
                  Facsimile  No.: (302) 651-3001

If to Licensor, to:

                  Consorcio G Grupo Dina, S.A. de C.V.
                  Tlacoquemecatl No. 41
                  Colonia Del Valle
                  03100, Mexico D.F., Mexico
                  Attention: Mr. Rafael Gomez Flores
                  Facsimile  No.:  011-525-420-3977

with a copy to:

                  Winston & Strawn
                  35 West Wacker Drive
                  Chicago, Illinois  60601
                  Attention: M. Finley Maxson, Esq.
                  Facsimile No.:  (312) 558-5700

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which so hand delivered, on the third business day following the date on which so mailed and on the date on which faxed and confirmed, except for a notice of change of address, which shall be effective only upon receipt thereof.

                  7.       ENTIRE AGREEMENT.

                  This License Agreement, including SCHEDULES A and B hereto and other documents referred to herein which form a part hereof, contain the entire


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understanding of the parties hereto with respect to its subject matter. This
License Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.

                  8.       BINDING EFFECT; ASSIGNMENT.

                  This License Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, but, except as contemplated herein, neither this License Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by Licensor or Licensee without the prior written consent of the other party hereto; PROVIDED, HOWEVER, that Licensee may assign this License Agreement, on one or more occasions, to (a) any Affiliate of Licensee or (b) any lender or other financing party of Licensee or any Affiliate of Licensee provided that no such assignment shall release Licensee from any of its obligations hereunder.

                  9.       COUNTERPARTS.

                  This License Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  10.      INTERPRETATION.

                  The article and section headings contained in this License Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this License Agreement.

                  11.      GOVERNING LAW.

                  This License Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflicts of law thereof. The parties hereto waive their right to a jury trial with respect to disputes hereunder; all such disputes shall be settled by binding arbitration pursuant to the rules of the American Arbitration Association in New York, New York and the order of such arbitrators shall be final and binding on all parties hereto and may be entered as a judgment in a court having jurisdiction over the parties. The Company and Dina hereby agree and consent to be subject to the jurisdiction of the United States District Court for the Southern District of New York and the jurisdiction of the courts of the State of New


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York located in the Borough of Manhattan in the City of New York
(collectively, the "Courts") in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby. The Company and Dina hereby irrevocably consent to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided in Section 6. Dina has appointed The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, as its authorized agent (the "Dina Authorized Agent"), upon which process may be served in any suit, action or proceeding based on this Agreement which may be instituted in any court, by the Company, and Dina expressly accepts the jurisdiction of any such court in respect of any such suit, action or proceeding. Such appointment shall be irrevocable. Dina represents and warrants that the Dina Authorized Agent has agreed to act as said agent for service of process, and Dina agrees to take any and all action, including the filing of any and all documents and instruments, which may be necessary to continue such appointment in full force and effect. Service of process upon the Dina Authorized Agent and written notice of such service to Dina shall be deemed, in every respect, effective service of process upon Dina.

                            [SIGNATURE PAGE FOLLOWS]









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                  IN WITNESS WHEREOF, the parties hereto have executed this
License Agreement as of the day and year first above written.


                                    MCII HOLDINGS (USA), INC.


                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:



                                    CONSORCIO G GRUPO DINA, S.A. de C.V.


                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:




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                                   SCHEDULE A

                                      NAME


See attached.








                                      A-1

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                                   SCHEDULE B

                                    PATENTS


See attached.








                                      B-1